UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

Commerce.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11920 Alterra Parkway
D11 / Suite 100

8th Floor
Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $ 0.0001 par value per share	CMRC	The Nasdaq Global Market
Series A Junior Participating Preferred Stock, par value $0.0001 per share	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2026, Commerce.com, Inc. (the “Company”) issued a press release announcing financial results as of and for the three and six months ended June 30, 2026. The press release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. A copy of the press release issued August 6, 2026 is furnished herewith as Exhibit 99.1.

The information set forth in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Commerce.com, Inc. dated August 6, 2026.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commerce.com, Inc.

Date: August 6, 2026	By:	/s/ Hubert Ban
Hubert Ban
Senior Vice President (Principal Accounting Officer)